Exhibit 10.1

August 19, 2019

James H. England

Chairman of the Board

FuelCell Energy, Inc.

3 Great Pasture Road

Danbury, CT 06810

Dear Mr. England:

This Amendment describes changes to the Engagement Letter dated June 2, 2019 between Huron Consulting Services LLC (“Huron”) and FuelCell Energy, Inc. (“Client”). The section of the Engagement Letter set forth below is hereby amended, effective as of August 26th, 2019, as follows:

Our Services

Paragraph B will be edited as follows: The remainder of Paragraph B remains unchanged

B.	~~Directing the Company’s management team.~~ The Executive will have authority to:
1.	Manage and control the Company’s cash activities, including disbursements
2.	Execute contracts, agreements or other documents in the ordinary course, with appropriate guidance from the board and CEO. The Executives will report directly to the CEO and board.

* * *

This Amendment constitutes the entire understanding between Client and Huron with respect to the foregoing changes, supersedes all prior oral and written communications with respect to such changes, and may be amended, modified or changed only in writing when signed by both parties. Except as expressly modified herein, all other terms and conditions of the Engagement Letter and attached General Business Terms remain unchanged.

Please indicate your agreement to this Amendment by signing and returning to Huron the enclosed copy of this letter. We appreciate the opportunity to be of service to you.

Very truly yours,

HURON CONSULTING SERVICES LLC

By:
Laura Marcero
Managing Director

Acknowledged and Accepted:

FUELCELL ENERGY, INC.

By:	/s/ James H. England

Title:	Chairman

Date:	8/19/19

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